EXHIBIT 99.2

American Finance Trust, Inc.
Supplemental Information

Quarter ended June 30, 2018 (unaudited)

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Forward-looking Statements:

This supplemental package includes “forward looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Annual Report on Form 10-K for the year ended December 31, 2017 of American Finance Trust, Inc. (the “Company”) filed on March 19, 2018, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and (ii) in future periodic reports filed by the Company under the Securities Exchange Act of 1934, as amended. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward- looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2017 filed on March 19, 2018, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Non-GAAP Financial Measures
This section includes non-GAAP financial measures, including Funds from Operations ("FFO"), Adjusted Funds from Operations ("AFFO"), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Net Operating Income (NOI") and Cash Net Operating Income ("Cash NOI"). A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, AFFO, Adjusted EBITDA, NOI and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current NAREIT definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO and AFFO useful indicators of our performance. Because FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT's definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Adjusted Funds From Operations
In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

regarding income and expense items which have a direct impact on our ongoing operating performance. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the Company. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information. We believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. NOI is adjusted to include our pro rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Key Metrics
As of and for the three months ended June 30, 2018

Financial Results (Amounts in thousands, except per share data, ratios and percentages)
Rental income	$61,765
Net loss attributable to stockholders	$(12,041)
Basic and diluted net loss per share attributable to stockholders	$(0.11)
Cash NOI [1]	$53,091
Adjusted EBITDA [1]	$45,602
AFFO attributable to stockholders [1]	$25,832
Distributions declared [2]	$34,049
Distribution payout ratio - second quarter [3]	131.8%

Balance Sheet and Capitalization (Amounts in thousands, except per share data, ratios and percentages)
Gross asset value [4]	$3,610,093
Net debt [5] [6]	$1,302,802
Total consolidated debt [6]	$1,361,684
Total assets	$3,194,526
Liquidity [7]	$303,268

Common shares outstanding as of June 30, 2018 (thousands)	105,059

Net debt to gross asset value	36%
Net debt to adjusted EBITDA (annualized based on quarterly results)	7.1	x

Weighted-average interest rate cost [8]	4.6%
Weighted-average debt maturity (years) [9]	6.0
Interest Coverage Ratio [10]	3.1	x

Real Estate Portfolio	Single-Tenant Portfolio	Multi-Tenant Portfolio	Total Portfolio
Portfolio Metrics:
Real estate investments, at cost (billions)	$2.0	$1.5	$3.5
Number of properties	525	35	560
Square footage (millions)	11.5	7.5	19.0
Annualized straight-line rent (millions) (as of June 30, 2018) [11]	$143.7	$94.1	$237.8
Straight-line rent per leased square foot	$12.67	$14.11	$13.21
Occupancy	98.3%	88.8%	94.6%
Weighted-average remaining lease term (years) [12]	10.5	5.1	8.3
% investment grade [13]	79.5%	N/A	N/A
% of anchor tenants in multi-tenant portfolio that are investment grade [13] 14]	N/A	42.3%	N/A
% of leases with rent escalators [15]	88.1%	74.8%	82.8%
Average annual rent escalator [15]	1.2%	1.4%	1.3%
Footnotes:
[1]  This Non-GAAP metric is reconciled below.
[2]  Includes distributions reinvested in shares of common stock issued in accordance with the Company's distribution reinvestment plan.
[3] Based on distributions declared. Calculated as AFFO attributable to stockholders divided by distributions declared.
[4] Defined as total assets plus accumulated depreciation and amortization as of June 30, 2018.
[5 ] Includes the effect of cash and cash equivalents.
[6] Excludes the effect of deferred financing costs, net and mortgage premiums, net.
[7]  Liquidity includes the amount available for future borrowings under the Company's credit facility of $244.4 million and cash and cash equivalents.
[8]  Weighted based on the outstanding principal balance of the debt.
[9]  Weighted based on the outstanding principal balance of the debt as of June 30, 2018 and does not reflect any changes to maturity dates subsequent to June 30, 2018. The maturity date of the Company's credit facility was automatically extended from April 2020 to April 2022 upon the listing of the Company's stock on the Nasdaq in July 2018. In addition, the Company has the right to extend the maturity date to April 2023.
[10] The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less amortization of deferred financing costs, net, change in accrued interest and amortization of mortgage premiums on borrowings) for the quarter ended June 30, 2018.  Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

[11] Calculated using the most recent available lease terms as of June 30, 2018.
[12] The weighted-average remaining lease term (years) is based on straight-line rent.
[13] Investment grade ratings include both actual investment grade ratings of the tenant or implied investment grade. Implied investment grade includes ratings of tenant parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or the lease guarantor. Implied investment grade ratings are determined using Moody's proprietary analytical tool, which compares the risk metrics of the non-rated company to those of a company with an actual rating. Ratings information is as of June 30, 2018. The weighted averages are based on straight-line rent. Single-tenant portfolio tenants are 52.3% actual investment grade rated and 27.2% implied investment grade rated.
[14] Anchor tenants are defined as tenants that occupy over 10,000 square feet of one of the Company's multi-tenant properties. Anchor tenants are 28.8% actual investment grade rated and 13.5% implied investment grade rated.
[15] Based on annualized straight-line rent as of June 30, 2018. Contractual rent increases include fixed percent or actual increases, or CPI-indexed increases.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2018

Consolidated Balance Sheets
Amounts in thousands, except share and per share data

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$627,172	$607,675
Buildings, fixtures and improvements	2,416,133	2,449,020
Acquired intangible lease assets	414,157	454,212
Total real estate investments, at cost	3,457,462	3,510,907
Less: accumulated depreciation and amortization	(415,567)	(408,194)
Total real estate investments, net	3,041,895	3,102,713
Cash and cash equivalents	58,882	107,666
Restricted cash	19,662	19,588
Derivative assets, at fair vale	—	23
Deposits for real estate acquisitions	1,025	565
Prepaid expenses and other assets	55,685	50,859
Goodwill	1,605	1,605
Deferred costs, net	13,904	8,949
Assets held for sale	1,868	4,682
Total assets	$3,194,526	$3,296,650

LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable, net	$1,224,544	$1,303,433
Credit facility	132,300	95,000
Market lease liabilities, net	103,309	108,772
Accounts payable and accrued expenses (including $1,972 and $3,169 due to related parties as of June 30, 2018 and December 31, 2017, respectively)	33,002	27,355
Derivative liabilities, at fair value	46	—
Deferred rent and other liabilities	10,141	9,421
Distributions payable	11,231	11,613
Total liabilities	1,514,573	1,555,594

Preferred stock, $0.01 par value per share, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 105,058,793 and 105,172,185 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	1,051	1,052
Additional paid-in capital	2,396,775	2,393,237
Accumulated other comprehensive (loss) income	(47)	95
Accumulated deficit	(722,247)	(657,874)
Total stockholders' equity	1,675,532	1,736,510
Non-controlling interests	4,421	4,546
Total equity	1,679,953	1,741,056
Total liabilities and equity	$3,194,526	$3,296,650

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Rental income	$61,765	$61,077	$63,397	$62,287
Operating expense reimbursements	9,343	9,042	8,624	7,182
Interest income from debt investments	—	—	333	260
Total revenues	71,108	70,119	72,354	69,729

Expenses:
Asset management fees to related party	5,837	5,609	5,658	5,250
Property operating	13,157	13,355	12,598	10,760
Impairment charges	8,563	322	10,866	7,605
Acquisition and transaction related	1,287	1,954	1,800	1,173
General and administrative	6,512	5,501	5,547	4,986
Depreciation and amortization	35,438	36,499	40,979	41,132
Total operating expenses	70,794	63,240	77,448	70,906
Operating income (loss)	314	6,879	(5,094)	(1,177)
Other income (expense):
Interest expense	(16,042)	(16,107)	(15,393)	(14,502)
Gain on sale of real estate investments	3,625	24,637	1,033	264
Other income	38	22	27	18
Total other (expense) income, net	(12,379)	8,552	(14,333)	(14,220)
Net (loss) income	(12,065)	15,431	(19,427)	(15,397)
Net loss (income) attributable to non-controlling interests	24	(30)	38	30
Net (loss) income attributable to stockholders	$(12,041)	$15,401	$(19,389)	$(15,367)

Basic and Diluted Earnings Per Share:
Basic and diluted net (loss) income per share attributable to stockholders	$(0.11)	$0.15	$(0.18)	$(0.15)
Basic weighted-average shares outstanding	105,028,459	105,196,387	104,982,273	104,545,591
Diluted weighted-average shares outstanding	105,028,459	105,415,211	104,982,273	104,545,591

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
EBITDA:
Net (loss) income	$(12,065)	$15,431	$(19,427)	$(15,397)
Depreciation and amortization	35,438	36,499	40,979	41,132
Interest expense	16,042	16,107	15,393	14,502
EBITDA	39,415	68,037	36,945	40,237
Acquisition and transaction related	1,287	1,954	1,800	1,173
Gain on sale of real estate investments	(3,625)	(24,637)	(1,033)	(264)
Impairment charges	8,563	322	10,866	7,605
Other income	(38)	(22)	(27)	(18)
Adjusted EBITDA	45,602	45,654	48,551	48,733
Asset management fees to related party	5,837	5,609	5,658	5,250
General and administrative	6,512	5,501	5,547	4,986
NOI	57,951	56,764	59,756	58,969
Amortization of market lease and other intangibles, net	(2,320)	(1,358)	(2,088)	(1,519)
Straight-line rent	(2,540)	(2,253)	(2,213)	(2,077)
Cash NOI	$53,091	$53,153	$55,455	$55,373

Cash Paid for Interest:
Interest expense	$16,042	$16,107	$15,393	$14,502
Amortization of deferred financing costs, net and change in accrued interest	(2,126)	(1,419)	(889)	(1,152)
Amortization of mortgage premiums on borrowings	1,001	835	979	1,063
Total cash paid for interest	$14,917	$15,523	$15,483	$14,413

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Funds from operations (FFO):
Net (loss) income attributable to stockholders (in accordance with GAAP)	$(12,041)	$15,401	$(19,389)	$(15,367)
Gain on sale of real estate investments	(3,625)	(24,637)	(1,033)	(264)
Impairment charges	8,563	322	10,866	7,605
Depreciation and amortization	35,438	36,499	40,979	41,132
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(78)	(24)	(98)	(94)
FFO attributable to stockholders	28,257	27,561	31,325	33,012
Acquisition and transaction related	1,287	1,954	1,800	1,173
Amortization of market lease and other intangibles, net	(2,320)	(1,358)	(2,088)	(1,519)
Straight-line rent	(2,540)	(2,253)	(2,213)	(2,077)
Amortization of mortgage premiums on borrowings	(1,001)	(835)	(979)	(1,063)
Discount accretion on investment	—	—	(9)	(3)
Mark-to-market adjustments	(48)	(24)	(25)	(25)
Share-based compensation	65	26	26	53
Amortization of deferred financing costs, net and change in accrued interest	2,126	1,419	889	1,152
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	6	1	5	4
AFFO attributable to stockholders	$25,832	$26,491	$28,731	$30,707

Weighted-average common shares outstanding (thousands)	105,028	105,415	104,982	104,546
FFO per common share	$0.27	$0.26	$0.30	$0.32
Distributions declared	$34,049	$33,684	$34,406	$34,227

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Debt Overview
As of June 30, 2018
Amounts in thousands, except ratios and percentages

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years) [3]	Weighted-Average Interest Rate [3] [4]	Total Outstanding Balance [5]	Percent
Non-Recourse Debt
2018 (remainder)	—	—	—%	$1,207
2019	—	—	—%	2,533
2020	255	2.3	4.5%	624,030
2021	—	—	—%	1,398
2022	—	—	—%	1,070
Thereafter	248	10.8	4.9%	599,146
Total Non-Recourse Debt	503	6.5	4.7%	1,229,384	90%

Recourse Debt [1]
Credit Facility [2]		1.8	3.9%	132,300
Total Recourse Debt		1.8	3.9%	132,300	10%

Total Debt		6.0	4.6%	$1,361,684	100%

Footnotes:

[1] Recourse debt is debt that is guaranteed by the Company.

[2] The maturity date of the Company's credit facility was automatically extended from April 2020 to April 2022 upon the listing of the Company's stock on the NASDAQ. In addition, the Company has the right to extend the maturity date to April 2023.

[3] Weighted based on the outstanding principal balance of the debt.

[4] As of June 30, 2018, the Company’s total combined debt was 90% fixed rate or swapped to a fixed rate and 10% floating rate.

[5] Excludes the effect of deferred financing costs, net and mortgage premiums, net. Total outstanding balances as of June 30, 2018 are shown in the year the loan matures.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Future Minimum Base Lease Rents Due to the Company
As of June 30, 2018
Amounts in thousands

Future Minimum Base Rent Payments [1]
2018 (remainder)	$113,332
2019	222,361
2020	209,835
2021	198,355
2022	187,302
Thereafter	1,082,692
Total	$2,013,877

[1] Represents future minimum base rent payments on a cash basis due to the Company over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Top Ten Tenants (by annualized straight-line rent)
As of June 30, 2018
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent	Remaining Lease Term [1]	Investment Grade [1] [2]
SunTrust Bank	Retail	Retail Banking	$21,929	9%	11.0	Yes
Sanofi US	Office	Healthcare	17,143	7%	14.5	Yes
Americold	Distribution	Refrigerated Warehousing	12,720	5%	9.3	Yes
Stop & Shop	Retail	Grocery	8,770	4%	8.5	Yes
Lowe's	Retail	Home Improvement	7,082	3%	9.3	Yes
Tenants 6 - 10	Various	Various	28,870	12%	7.6	3 of 5 - Yes
Subtotal			96,514	40%	10.0

Remaining portfolio			141,271	60%

Total Portfolio			$237,785	100%

[1] See footnotes on page 5 and 6.

[2] The top ten tenants are 60.4% actual investment grade rated and 27.7% implied investment grade rated.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Diversification by Property Type
As of June 30, 2018
Amounts in thousands, except percentages

	Total Portfolio
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Retail (including Power and Lifestyle Centers)	$175,067	74%	11,616	61%
Industrial and Distribution	33,526	14%	5,662	30%
Office	29,192	12%	1,760	9%
Total	$237,785	100%	19,038	100%

	Retail Properties [2]
Tenant Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Single-Tenant:
Service-oriented	$66,742	39%	2,591	24%
Traditional retail	14,224	8%	1,517	14%
Multi-Tenant:
Experiential/e-commerce defensive	44,755	26%	2,571	24%
Other traditional retail	49,346	27%	4,097	38%
Total	$175,067	100%	10,776	100%

[1] See footnotes on page 5 and 6.
[2] Includes properties occupied as of June 30, 2018 only.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Diversification by Geography
As of June 30, 2018
Amounts in thousands, except percentages

	Total Portfolio
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Alabama	$18,155	7.6%	2,571	13.4%
Arkansas	662	0.3%	55	0.3%
Colorado	344	0.1%	25	0.1%
Connecticut	1,640	0.7%	84	0.4%
Delaware	176	0.1%	5	—%
District Of Columbia	235	0.1%	3	—%
Florida	19,592	8.6%	1,210	6.4%
Georgia	18,070	7.6%	1,762	9.3%
Idaho	298	0.1%	13	0.1%
Illinois	8,786	3.7%	664	3.5%
Indiana	1,011	0.4%	47	0.2%
Iowa	1,938	0.8%	127	0.7%
Kansas	2,393	1.0%	239	1.3%
Kentucky	7,186	3.0%	511	2.7%
Louisiana	2,774	1.2%	269	1.4%
Maryland	801	0.3%	15	0.1%
Massachusetts	6,069	2.6%	589	3.1%
Michigan	3,979	1.7%	277	1.5%
Minnesota	11,570	4.9%	747	3.9%
Mississippi	2,940	1.2%	146	0.8%
Missouri	6,526	2.7%	546	2.9%
Nebraska	514	0.2%	12	0.1%
Nevada	6,669	2.8%	396	2.1%
New Jersey	18,655	7.8%	818	4.3%
New Mexico	94	—%	8	—%
New York	2,351	1.0%	172	0.9%
North Carolina	16,213	6.8%	1,437	7.5%
North Dakota	1,222	0.5%	170	0.9%
Ohio	13,034	5.5%	752	3.9%
Oklahoma	7,502	3.2%	799	4.2%
Pennsylvania	8,427	3.5%	477	2.5%
Rhode Island	2,419	1.0%	149	0.8%
South Carolina	12,720	5.3%	1,406	7.4%
South Dakota	339	0.1%	47	0.2%
Tennessee	4,069	1.7%	271	1.4%
Texas	15,287	6.4%	1,047	5.5%
Utah	3,397	1.4%	396	2.1%
Virginia	2,268	1.0%	184	1.0%
West Virginia	248	0.1%	14	0.1%
Wisconsin	6,629	2.8%	532	2.8%
Wyoming	583	0.2%	44	0.2%
Total	$237,785	100%	19,038	100%

[1] See footnotes on page 5 and 6.

American Finance Trust, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Lease Expirations
As of June 30, 2018
Amounts in thousands, except ratios and percentages

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Leased Square Feet Expiring
		(In thousands)
2018 (Remaining)	28	$2,586	1.1%	156	0.9%
2019	118	12,349	5.2%	845	4.7%
2020	106	13,794	5.8%	1,142	6.3%
2021	79	15,971	6.7%	1,360	7.6%
2022	75	10,851	4.6%	1,099	6.1%
2023	110	22,220	9.3%	2,570	14.3%
2024	58	15,200	6.4%	1,160	6.4%
2025	59	16,643	7.0%	1,291	7.2%
2026	38	15,452	6.5%	1,023	5.7%
2027	100	33,708	14.2%	3,563	19.8%
2028	66	9,215	3.9%	765	4.2%
2029	96	17,694	7.4%	804	4.5%
2030	10	5,123	2.2%	466	2.6%
2031	22	5,946	2.5%	221	1.2%
2032	11	20,494	8.6%	816	4.5%
2033	42	5,503	2.3%	183	1.0%
Thereafter (>2033)	98	15,036	6.3%	543	3.0%
Total	1,116	$237,785	100%	18,007	100.0%

[1] See footnotes on page 5 and 6.